Exhibit 4(k)

December 6, 2004

PERSONAL AND CONFIDENTIAL

DPL Capital Trust I

1065 Woodman Drive

Dayton, OH 45432

Dayton Ventures LLC

c/o Kohlberg, Kravis Roberts & Co. LP

9 W. 57th Street

New York, NY 10019

Dayton Ventures, Inc.

c/o Kohlberg, Kravis Roberts & Co. LP

9 W. 57th Street

New York, NY 10019

Lehman Brothers Inc.

745 Seventh Avenue

New York, NY 10019

Attention:  Jeremy Heckerling

GLG Neutral Market Fund

c/o GLG Partners LP

Attn:  Antonio Dos Santos

1 Curzon Street

London W1J5HB

England

Ladies and Gentlemen:

Reference is made to that certain Securityholders and Registrations Rights Agreement (the “Agreement”), by and among DPL Inc., DPL Capital Trust I, Dayton Ventures LLC and Dayton Ventures, Inc. dated March 13, 2000.  Capitalized terms used herein but not defined herein have the respective meanings given them in the Agreement.

This letter agreement will confirm that Section 8.3 of the Agreement shall be amended to read in full as follows:

SECTION 8.3  Amendments and Waivers.  Except as provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against any party hereto unless such modification, amendment or waiver is approved in writing by all Holders holding 10% or more of the Warrants and Warrant Shares then outstanding.  If there is no 10% Holder, then the modification, amendment or waiver must be approved in writing by a majority of the Holders of the Warrants and Warrant Shares then outstanding.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Very truly yours,

DPL INC.

By:
Name: James V. Mahoney
Title: President and Chief Executive Officer

Confirmed and Agreed to:

DPL CAPITAL TRUST I

By:
Name: James V. Mahoney
Title: Administrative Trustee

Dated: December 6, 2004

DAYTON VENTURES LLC

By:
Name:
Title:

Dated:

DAYTON VENTURES, INC.

By:
Name:
Title:

Dated:

LEHMAN BROTHERS INC.

By:
Name:
Title:

Dated:

GLG MARKET NEUTRAL FUND

By:
Name:
Title:

Dated: